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                                                                     Exhibit (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated February 6, 2004 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Limited Duration Fund (formerly, the Van Kampen Limited Maturity Government Fund) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 30 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-1705) and in this Amendment No. 32 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4491).


                                              /s/  ERNST & YOUNG LLP
                                              -----------------------
                                                   ERNST & YOUNG LLP

Chicago, Illinois
July 1, 2004